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                                                                    EXHIBIT 99.1

                            FORM OF ARIBA PROXY CARD

                                (Form of Proxy)


                                  ARIBA, INC.

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - ________, 2001

          (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARIBA)


     The undersigned stockholder of Ariba, Inc. hereby appoints _______________, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of Ariba, Inc. to be held at _____ a.m., local time, on __________, 2001, at ___________________________, and any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 2 SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND AMONG ARIBA, INC., SILVER MERGER CORPORATION AND AGILE SOFTWARE CORPORATION.

     [  ] FOR                  [  ] AGAINST            [  ] ABSTAIN

2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR THE APPROVAL OF THE SHARE ISSUANCE.

     [  ] FOR                  [  ] AGAINST            [  ] ABSTAIN

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

     Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

     Receipt of the joint proxy statement/prospectus dated __________, 2001 is hereby acknowledged.

                                 Dated: _________, 2001.



                                 ----------------------------------------------
                                 Name(s) of Stockholder



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                                 Signature(s) of Stockholder